UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 13, 2022
VOYA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35897	No.	52-1222820
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue
New York	New York		10169
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 309-8200
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 Par Value	VOYA	New York Stock Exchange
Depositary Shares, each representing a 1/40th	VOYAPrB	New York Stock Exchange
interest in a share of 5.35% Fixed-Rate Non-Cumulative Preferred Stock, Series B, $0.01 par value
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On June 13, 2022, Voya Financial, Inc. a Delaware corporation (the “Company”), entered into a Combination Agreement (the “Agreement”) with Voya Investment Management LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“Voya IM”), Allianz SE, a stock corporation organized and existing under the laws of the European Union and the Federal Republic of Germany (“Allianz”), Allianz Global Investors U.S. LLC, a Delaware limited liability company and an indirect subsidiary of Allianz (“AGI U.S.”), and VIM Holdings LLC, a newly formed Delaware limited liability company (“Newco”), pursuant to which the parties will combine Voya IM with assets and teams comprising specified transferred strategies managed by AGI U.S.
The Company and Allianz initially announced their intent to pursue the above-described transaction on May 17, 2022, when the companies entered into a memorandum of understanding.
Under the terms of the Agreement, AGI U.S. will transfer to Newco the rights to certain assets and liabilities related to specified investment teams and strategies and the associated assets under management (the “AGI Transferred Business”). The Company will transfer all of the limited liability company interests in Voya IM to Newco and in exchange, at closing, will receive a 76% economic stake in Newco as described below. Pursuant to the Amended and Restated Limited Liability Company Agreement of Newco to be entered into at the closing date (“A&R Newco Operating Agreement”), the Company initially will hold, indirectly, a 76% economic stake in Newco and Allianz will hold, indirectly, a 24% economic stake in Newco, and Voya IM will become a wholly owned subsidiary of Newco.
With respect to a portion of the AGI Transferred Business, Voya IM will receive investment management fees net of amounts retained by Allianz Global Investors GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany (“AGI GmbH”) (or one of its affiliates) in respect of distribution and related activities. On each of the closing date of the Transaction, and on a subsequent date generally measured nine months following the closing date (the “True-Up Date”), the amount of run-rate revenues to be received by Voya IM in respect of the AGI Transferred Business, net of such retained amounts, shall be adjusted to account for net flows in the AGI Transferred Business prior to each such date. Allianz’s economic stake in Newco may be reduced (and the Company’s correspondingly increased) in the event that the AGI Transferred Business does not have a specified minimum net revenue run rate as of the True-Up Date. In the event that Allianz’s economic stake is reduced below 24%, Allianz may make an offer to purchase limited liability company interests of Newco sufficient to restore its 24% economic stake, which offer may be accepted or declined by the Company in its sole discretion.
Under the terms of the A&R Newco Operating Agreement, Allianz’s voting stake will be limited to 4.9%. Allianz will not be entitled to representation on the board of managers of Newco, but will have specified minority protections, including with respect to certain related party transactions. Subject to exceptions, each of the Company and Allianz will have preemptive rights over future equity issuances by Newco.
The A&R Newco Operating Agreement to be entered into at the closing date will provide, among other things, that upon a change of control of the Company, or in certain circumstances following an equity adjustment of Allianz's stake in Newco below 10%, the Company will have the right to acquire Allianz’s interests in Newco at fair market value, determined in accordance with the terms of the A&R Newco Operating Agreement ("Fair Market Value"). In the event of a change of control of the Company in which the acquiring party is one of a set of specified competitors of Allianz (each, a “Specified

Competitor”), and the Company does not exercise its right to acquire Allianz’s interests in Newco as described above, Allianz subsequently will have the right to require the Company to purchase its Newco interests at Fair Market Value.
The A&R Newco Operating Agreement further provides that, subject to certain exceptions, including in the case of a change of control of the Company, the Company and Allianz may not transfer their equity interests in Newco for a period of three (3) years following the closing date. Each of the Company and Allianz will have a right of first offer on transfers by the other party following this period, except in certain circumstances, including in the case of a change of control of the Company. The A&R Newco Operating Agreement will also contain other customary exit rights, including “drag-along” provisions in the case of a Company decision to sell its interest in Newco and “tag-along” rights for Allianz in a transaction for the sale of the Company’s interests in Newco, subject in each case to conditions and exceptions.
In addition, on the closing date, Voya IM and Allianz will enter into distribution arrangements in accordance with the following key terms:
•AGI GmbH will have exclusive distribution rights, subject to exceptions, with respect to any current and future Asia-Pacific and Europe funds in respect of the AGI Transferred Business, and will be entitled to a percentage of fee revenues derived from these portfolios. Voya IM or one of its affiliates will be appointed as a sub-manager or sub-advisor with respect to certain Allianz portfolios in Asia-Pacific and Europe, subject to the terms and conditions set forth in the distribution agreements and the applicable delegation and/or advisory agreements.
•AGI GmbH (or one of its affiliates) will have distribution rights outside of the United States and Canada with respect to any other investment strategies managed by Voya IM or its affiliates.
•Voya IM (or one of its affiliates) will have distribution rights in the United States and Canada with respect to any investment strategies managed by AGI GmbH or its affiliates.
•The distribution rights of AGI GmbH (or its affiliates) and Voya IM (or its affiliates), respectively, are each subject to certain exclusivity provisions and exceptions as outlined in the relevant distribution agreements.
These distribution agreements will be entered into on the closing date and the term of these arrangements will be indefinite, subject to the parties’ termination rights in certain circumstances.
The distribution arrangements in respect of the transferred investment strategies would be terminable: (i) by either party in the event that the Company exercises its right to acquire Allianz’s stake in Newco in connection with a change of control of the Company as outlined above; (ii) by AGI GmbH if the Company undergoes a change of control, does not exercise its right to acquire Allianz’ stake in Newco, and such acquisition of the Company is by a Specified Competitor; (iii) by AGI GmbH if the Company transfers its stake in Newco to a Specified Competitor; and (iv) by either party in the event of an uncured material breach by the other party or if such other party becomes the subject of insolvency proceedings, becomes insolvent or enters liquidation. The distribution arrangements of Voya IM, AGI GmbH and their applicable affiliates to be entered into with respect to strategies and products other than in respect of the transferred investment strategies are terminable in the same circumstances described in clauses (i), (ii) and (iv) above, and additionally may be terminated by either party upon a sale by the other party of its stake in Newco to any third party.
The Agreement contains customary representations and warranties and covenants by each of the parties. The representations and warranties in the Agreement are the product of negotiation among the parties to the Agreement and are for the sole benefit of such parties. Any inaccuracies of such representations and warranties are subject to waiver by such parties in accordance with the Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Agreement. Consequently, persons other than the parties to the Agreement may not rely upon the representations and warranties in the Agreement as characterizations of actual facts or circumstances as of the date of the Agreement or as of any other date.
The Agreement is terminable for cause by either Voya IM or AGI U.S., including in certain circumstances for breaches of the other party’s representations, warranties, covenants or agreements contained in the Agreement. The Agreement is also terminable by Voya IM or AGI U.S. if the closing has not occurred by July 26, 2022 (which date is extendable only in limited circumstances), upon the imposition of legal impediments to the transaction or by mutual agreement of the parties.
Subject to specified limitations, each of Allianz and Newco has agreed to indemnify the other party or parties, as applicable, with respect to certain losses arising out of or resulting from breaches of applicable representations, warranties and covenants, as well as for certain other matters. The Agreement also provides that Allianz will indemnify the Company for other specified excluded liabilities, including liabilities relating to AGI U.S.’s activities prior to the closing date and liabilities not related to the AGI Transferred Business, including liabilities arising from AGI U.S.’s and its affiliates’ other business activities. Without limiting the generality of the foregoing, Allianz has agreed to indemnify the Company for liabilities arising out of, resulting from or otherwise relating to the facts, events and circumstances described in the Plea Agreement (including the statement of facts) entered into by AGI U.S. with the U.S. Department of Justice and the Order entered into by the U.S. Securities and Exchange Commission against AGI U.S., in each case on May 17, 2022. For the avoidance of doubt, the investment teams and products that are the subject matter of such Plea Agreement and Order are not part of the AGI Transferred Business.
The transaction is expected to close on July 25, 2022. The consummation of the closing under the Agreement is subject to conditions specified in the Agreement, including the expiration of the waiting period under the Hart-Scott-Rodino Act. From and after the closing and in accordance with the A&R Newco Operating Agreement, the Company will have full operational control of Newco, Voya IM and the transferred assets and investment teams.
The foregoing description is only a summary of certain of the provisions of the Agreement and is qualified in its entirety by the Agreement, which will be filed as an exhibit to the Company's next Quarterly Report on Form 10-Q.
Forward-Looking and Other Cautionary Statements
This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in the Company’s business or expectations for the Company’s future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in the Company’s core markets, (ii) performance of financial markets, (iii) the frequency and severity of insured loss events, (iv) the effects of natural or man-made disasters, including pandemic events and specifically the current COVID-19 pandemic event, (v) mortality and morbidity levels, (vi) persistency and lapse levels, (vii) interest rates, (viii) currency exchange rates, (ix) general competitive factors, (x) changes in laws and regulations, such as those relating to Federal taxation, state insurance regulations and NAIC regulations and guidelines, (xi) changes in the policies of governments and/or regulatory authorities, (xii) the Company’s ability to successfully manage the separation of the Company’s individual life business on the expected timeline and economic terms, (xiii) the Company’s ability to successfully complete the proposed transaction with Allianz and AGI U.S. on the expected economic terms or at all (including the parties’ ability to obtain all necessary regulatory approvals), and (xiv) the Company’s ability to realize the expected benefits from the proposed transaction. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition (“MD&A”) – Trends and Uncertainties” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on Feb. 22, 2022, and in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 5, 2022.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:        /s/ Trevor Ogle
Name:    Trevor Ogle
Title:    Senior Vice President and Deputy General Counsel
Dated: June 17, 2022